DELMARVA POWER AND LIGHT COMPANY

                        CONSOLIDATED STATEMENT OF INCOME

                   FOR THE TWELVE MONTHS ENDED MARCH 31, 1997

                (Dollars in Thousands, Except Per Share Amounts)

                                   (Unaudited)



                                                   Reported               Reclass               Adjusted
                                                    Amount              Adjustments              Amount
                                                ---------------       ----------------       ---------------


Operating Revenues

  Electric                                           $1,001,375        $             -            $1,001,375
  Gas                                                   124,710                      -               124,710
  Other services                                         86,950                      -                86,950

                                                ---------------       ----------------       ---------------
                                                      1,213,035                      -             1,213,035
                                                ---------------       ----------------       ---------------
Operating Expenses

  Electric fuel and purchase energy                     348,587                      -               348,587

  Gas purchased                                          73,218                      -                73,218

  Purchased electric capacity                            29,582                      -                29,582

  Operation and maintenance                             349,644                      -               349,644

  Depreciation and amortization                         130,997                      -               130,997

  Other taxes                                            36,177                      -                36,177

                                                ---------------       ----------------       ---------------
                                                        968,205                      -               968,205
                                                ---------------       ----------------       ---------------

Operating Income                                        244,830                      -               244,830

                                                ---------------       ----------------       ---------------

Other Income

  Allowance for equity funds used

    during construction                                   1,113                      -                 1,113

  Other income                                            8,270                      -                 8,270

                                                ---------------       ----------------       ---------------
                                                          9,383                      -                 9,383
                                                ---------------       ----------------       ---------------

Interest Expense

  Interest charges                                       76,273                      -                76,273

  Allowance for borrowed funds used
    during construction and capitalized
    interest                                            (4,363)                      -               (4,363)

                                                ---------------       ----------------       ---------------
                                                         71,910                      -                71,910
                                                ---------------       ----------------       ---------------
Dividends on Preferred
Securities

  of a Subsidiary                                         2,812                      -                 2,812
Trust

                                                ---------------       ----------------       ---------------

Income Before Income Taxes                              179,491                      -               179,491

Income Taxes                                             72,653                      -                72,653

                                                ---------------       ----------------       ---------------
Net Income                                              106,838                      -               106,838

Dividends on Preferred Stock                              7,711                      -                 7,711

                                                ---------------       ----------------       ---------------

Earnings Applicable to Common Stock                $     99,127                      -          $     99,127

                                                ===============       ================       ===============


Average shares outstanding (000):                        60,723                      -                60,723

Earnings per average share                        $        1.63        $             -         $        1.63

Dividends declared                                $        1.54        $             -         $        1.54



The accompanying Notes to the Consolidated Financial Statements are an integral part of this statement.